                                                                      EXHIBIT 23






                        CONSENT OF INDEPENDENT ACCOUNTANT


We consent to the inclusion in the Form 11-K of our report dated June 12, 2002, on the audit of the financial statements of the Range Resources Corporation 401(k) Plan as of December 31, 2001 and for the year then ended, and for the supplemental schedule as of and for the year ended December 31, 2001.



                                                 /s/ Whitley Penn

Fort Worth, Texas
June 12, 2002